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                                                                    EXHIBIT 99.1

PROXY                              DETACH HERE                             PROXY
                           MOLECULAR BIOSYSTEMS, INC.
                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                MOLECULAR BIOSYSTEMS, INC.'S BOARD OF DIRECTORS
    The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the
proxy statement-prospectus dated November   , 2000 in connection with the
special meeting to be held at 10:00 a.m. local time on December 29, 2000 at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, and hereby appoints Bobba Venkatadri and Howard Dittrich, M.D. and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of Molecular Biosystems, Inc. registered in the name provided on this proxy card, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournment or adjournments of the special meeting, with all the powers the undersigned would have if personally present. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal described in this proxy.

    When properly executed, this proxy will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposal 1 on the reverse side, and in the discretion of the proxies on any other business matters or proposals as may properly come before the special meeting or any adjournment of the special meeting. Abstaining or failing to vote at all will have the same effect as voting against proposal 1.

    SEE REVERSE SIDE FOR PROPOSAL 1. If you do not sign and return this proxy card, or vote by telephone, or facsimile, or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

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VOTE BY TELEPHONE                                           VOTE BY FACSIMILE
It's fast, convenient and immediate:                        It's fast, convenient and immediate.
Call Toll-Free on a Touch-Tone Phone --                     Follow these easy steps:
Follow these easy steps:                                    1.  Read the proxy statement-prospectus provided to you
1.  Read the proxy statement-prospectus provided to you     in connection with this proxy card and this proxy card.
in connection with and this proxy card and this             2.  Mark the appropriate box either in favor or against
proxy-card.                                                 the merger and then sign and date this proxy card, or if
2.  Call the toll-free number --. For shareholders          in favor, simply sign and date this proxy card, and
residing outside the United States call collect on a        return the proxy card by facsimile to --.
touch-tone phone --.                                        YOUR VOTE IS IMPORTANT!
3.  Enter your-digit Voter Control Number located on        Under Delaware law, your telephone or facsimile vote
your proxy card above your name.                            authorizes the named proxies to vote your shares in the
4.  Follow the recorded instructions.                       same manner as if you completed, signed and returned
YOUR VOTE IS IMPORTANT!                                     your proxy card. Therefore, if you vote by telephone or
At anytime call toll free --                                facsimile, please DO NOT return you proxy card.
                                                            Please mark /X/ votes as in this example
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SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
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The Board of Directors recommends a vote FOR proposal 1.

    Proposal 1. To approve and adopt an agreement and plan of merger between Alliance Pharmaceutical Corp., Alliance Merger Subsidiary, Inc. and Molecular Biosystems, Inc. The merger agreement provides for the merger of Alliance Merger Subsidiary, Inc. with and into Molecular Biosystems, Inc. pursuant to which Molecular Biosystems, Inc. will become a wholly-owned subsidiary of Alliance Pharmaceutical Corp. In connection with the merger, each outstanding share of Molecular Biosystems, Inc. common stock, par value $0.01 per share, will be exchanged for shares of Alliance Pharmaceutical Corp. common stock, par value $0.01 per share as provided in the proxy statement-prospectus which is being delivered to you in connection with this proxy.

Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                           MARK HERE FOR ADDRESS
                                           CHANGE AND NOTE AT LEFT    / /

                                           Please sign exactly as your name(s)
                                           appear(s) on this proxy card. Joint
                                           owners should each sign. When signing
                                           as attorney, executor, administrator,
                                           trustee or guardian, please give your
                                           full title as such.

                                           DATE: _______________________________

                                           _____________________________________
                                                         Signature